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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
First Community Bancorp:

        We consent to incorporation by reference in the registration statements (No. 333-43330, No. 333-47242, No. 333-101025, and No. 333-107636) on Form S-8 and (No. 333-72634 and No. 333-90198) on Form S-3A of our report dated March 1, 2004, relating to the consolidated balance sheets of First Community Bancorp and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of First Community Bancorp.

        As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting (SFAS) No. 123, Accounting for Stock-Based Compensation, in 2003 and SFAS No. 142, Goodwill and Other Intangible Assets, in 2002.

/s/ KPMG LLP

San Diego, California
March 12, 2004

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Independent Auditors' Consent